Exhibit 99.1

General Steel Signs Share Exchange Agreement to Acquire Pioneer De-NOx US Company

BEIJING – September 16, 2015 – General Steel Holdings, Inc. (“General Steel” or the “Company”) (NYSE: GSI), a leading non-state-owned steel producer in China, today announced it has signed an all-equity Share Exchange Agreement (the “Agreement”) for the acquisition of 84.5% equity interest in Catalon Chemical Corp. (“Catalon”), a Delaware corporation headquartered in Virginia that develops and manufactures De-NOx honeycomb catalysts and industrial ceramics.

Catalon’s honeycomb technology is an integral part of the selective catalytic reduction (“SCR”) process widely used in steel mills, thermal power stations, waste incinerators, stationary diesel motors, industrial plants, and heavy-duty trucks. Catalon designed the chemical recipe of the SCR catalytic converter, the manufacturing process, engineering and construction methodology to produce the SCR honeycomb catalyst. With the addition of ammonia upstream, the catalyst breaks down the NOx in the glue gas into nitrogen and water vapor. The honeycomb technology is designed for use in low temperature and mid temperature applications. Catalon, along with its honeycomb technology, was valued at approximately $20 million by an independent third party.

Under the terms of the Agreement, existing Catalon shareholders will receive a total equivalent value of approximately $16.9 million or up to a maximum of 13 million shares (“Payment Shares”) of General Steel Common Stock. Based on General Steel’s closing stock price of $0.63 on September 15, 2015, the equivalent value of $1.30 per share represents a 97.0% premium to the Company’s 20-day volume weighted average price of $0.66 per share, and a 106.3% premium to its most recent closing stock price.

The 13 million Payment Shares will be held in escrow, subject to delivery of minimum sales and net profit targets by Catalon of $46.6 million and $8.4 million, respectively, for calendar year 2016, and $116.1 million and $20.9 million, respectively, for calendar year 2017. In the event the minimum sales and net profit targets are not achieved in a given year, the quantity of Payment Shares delivered to the Catalon shareholders shall be reduced proportionately, such that the Catalon shareholder shall receive only the percentage of the Payment Shares equal to the percentage of actual sales and actual net profit achieved in relation to the sales and net profit targets, respectively. Of the 13 million Payment Shares, subject to the reductions described above, up to 4,333,333 shares are designated to be released following 2016 and up to 8,666,667 shares are designated to be released following 2017. The Payment Shares are also subject to a lock-up period, expiring in April 2018, which prohibits the Catalon shareholders from directly or indirectly transferring, offering, granting an option or right in respect of, the disposal, or engaging in any short selling of any consideration share issued to the Catalon shareholders by the Company in connection with the acquisition. The Agreement, which was approved by the General Steel’s Board of Directors, is subject to customary closing conditions and regulatory approvals and is expected to close on or about September 30, 2015. Upon completion of the Agreement, Catalon’s financials will be consolidated into General Steel’s.

General Steel Holdings, Inc.

Ms. Yunshan Li, Chief Executive Officer of General Steel commented, “We are very excited about the myriad of new business opportunities and synergies brought forth through this acquisition. With a talented team of executives, prominent shareholders, and proven technology and expertise, Catalon has been an innovative leader in R&D and commercialization of De-NOx honeycomb catalysts in the US, and we believe Catalon’s comprehensive suite of products and services is an ideal fit for General Steel and a great leap forward for our business transformation.

Catalon’s honeycomb catalytic technology effectively reduces NOx emissions, which is a sorely needed solution to China’s currently huge industrial pollution problems. And with General Steel’s vast resources, strong market presence and broad distribution platform, we fully expect being able to capture a meaningful share of the large and rapidly-growing cleantech business in China. We believe that the annual honeycomb catalyst consumption in China is approximately 350,000 cubic meters. Catalon has binding sales agreements with two distributors in China with each purchasing a monthly minimum of 600 cubic meters for three years.

We are equally thrilled that the acquisition will bring the addition of Catalon’s talented team to our leadership. Mr. Steven Chu, Catalon’s CEO and CTO, will greatly strengthen our team with more than 20 years experience in engineering and environmental protection. He previously held leadership positions at China’s Ministry of Housing and Urban-Rural Development Ministry of Science and Technology, and Ministry of Environmental Protection, and we were captivated with his deep knowledge and insights of the inner-workings of China’s environmental protection industry and related market trends. In addition, we are privileged to have Mr. Qilin Li of Lindenburg Ventures, one of Catalon’s major shareholders, providing strategic guidance to our team. Mr. Li, a prominent member of one of China’s most successful consumer brands, has been a board director of Lead Ahead and non-executive director of Viva Group (8032.HK). He has a wealth of experience in financial services having worked at JP Morgan Hong Kong and Persistent Asset Management Limited. Our Board and management team believe this transaction is in the best interests of the Company and its shareholders, and we look forward to welcoming the talented Catalon team.”

Mr. Steven Chu, CEO and CTO of Catalon added, “After an extensive review of strategic alternatives and careful considerations, we concluded that General Steel is the ideal partner for Catalon to commercialize our honeycomb catalytic technology in China. We were impressed by General Steel’s technical leadership in steel manufacturing and its unique market position and access in China’s burgeoning industrial heartland. We look forward to working closely with General Steel to achieve a seamless post-closing integration and creating long-term value for all of our stakeholders.”

About General Steel

General Steel Holdings, Inc. is a leading non-state-owned steel maker headquartered in Beijing, China. With seven million metric tons of crude steel production capacity under management and operations in Tianjin municipality and China’s Shaanxi and Guangdong provinces, the Company produces a variety of steel products including rebar and high-speed wire.

General Steel Holdings, Inc.

In addition to its steel business, the Company also designs, manufactures, and integrates radio frequency identification (“RFID”) systems. The Company’s RFID technology provides real-time data on supplies, inventory, and goods, thereby greatly enhancing its customers’ administration and planning processes, as well as, asset tracking and supply chain management.

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Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Actual results could differ materially from those projected in the forward-looking statements as a result of inaccurate assumptions or a number of risks and uncertainties. These risks and uncertainties are set forth in the Company's filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under "Risk Factors" and elsewhere, including those disclosed in the Company's most recent Annual Report on Form 10-K, filed with the United States Securities and Exchange Commission. Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

Contact Us

General Steel Holdings, Inc.

Joyce Sung

Tel: +1-347-534-1435

Email: joyce.sung@gshi-steel.com

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